Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Vincent H. Chao, Executive Vice President and Chief Financial Officer, certifies, to the best of his knowledge, that (1) this Annual Report of NNN REIT, Inc. (“NNN”) on Form 10-K for the period ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of NNN as of December 31, 2025 and 2024 and its results of operations for the years ended December 31, 2025, 2024 and 2023.

February 11, 2026		/s/ Vincent H. Chao
Date	Name:	Vincent H. Chao
	Title:	Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to NNN and will be retained by NNN and furnished to the Securities and Exchange Commission or its staff upon request.